SI HANDLING SYSTEMS, INC.
             600 Kuebler Road, Easton, Pennsylvania 18040
                       Telephone (610) 252-7321






               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of SI Handling Systems, Inc., a Pennsylvania corporation (the "Company"), will be held at the Metropolitan Edison Building, 2121 Sullivan Trail, Easton, Pennsylvania 18040 on Tuesday, July 18, 1995, at 11:00 a.m., local time, for the following purposes:

   1. To elect five directors.

   2. To transact such other business as may properly come before the meeting.


  IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


June 12, 1995                                      RONALD J. SEMANICK
Easton, Pennsylvania                                        Secretary

                        SI HANDLING SYSTEMS, INC.
             600 Kuebler Road, Easton, Pennsylvania 18040
                             June 12, 1995


                            Proxy Statement

  This Proxy Statement and the accompanying form of proxy are being mailed on or about June 12, 1995 to the stockholders of SI Handling Systems, Inc. (the "Company"). They are being furnished in connection with the solicitation by the Board of Directors, by mail, of proxies to be voted at the 1995 Annual Meeting of Stockholders to be held at the Metropolitan Edison Building, 2121 Sullivan Trail, Easton, Pennsylvania 18040 on Tuesday, July 18, 1995 at 11:00 a.m., local time, and at any adjournment thereof. The cost of such solicitation will be borne by the Company.

  Only the stockholders of record at the close of business on May 30, 1995, of the outstanding shares of Common Stock of the Company will be entitled to vote at the meeting. A stockholder giving a proxy may revoke it at any time by giving written notice of such revocation to the Secretary of the Company, Ronald J. Semanick, before it is exercised.
A proxy may also be revoked by executing a later proxy or by attending the meeting and voting in person, provided written notice of such actions are given to the Secretary of the Company, Ronald J. Semanick, before the enclosed proxy is exercised.

  The voting securities entitled to vote at the meeting consist of Common Stock of the Company with each share entitling its owner to one vote. The Company's By-Laws provide that voting may not be cumulative in the election of directors. At the close of business as of the above record date, there were outstanding and entitled to vote 1,640,353 shares of the Company's Common Stock. This total does not include 38,781 treasury shares.

  Directors are elected by a plurality of the votes cast. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. The Company believes that brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of directors if they have not received instructions from the beneficial owner. A failure by brokers to vote those shares will have no effect on the outcome of the election of directors, as directors are to be elected by a plurality of the votes cast.

                              Principal Stockholders

         Security Ownership of Management and Certain Beneficial Owners

   The following table sets forth certain information as of May 30, 1995 (unless otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director or nominee of the Company, (iii) by the executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, and (iv) by all current executive officers and directors of the Company as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.


                                                   RIGHT TO ACQUIRE
                                                   OWNERSHIP UNDER
                                                       OPTIONS
                                 NUMBER OF SHARES    EXERCISABLE    PERCENTAGE
BENEFICIAL OWNER                BENEFICIALLY OWNED  WITHIN 60 DAYS  OF CLASS(1)
Woodstead Associates, L.P.(2)..      265,000              -          16.16%
  1733 Woodstead Court
  The Woodlands, Texas 77380

L. Jack Bradt (3) .............      165,424              -          10.08%
  10 Ivy Court
  Easton, Pennsylvania 18045

Edward J. Fahey ...............        2,000              -

Leonard S. Yurkovic ...........       22,048           9,800          1.93%

John W. Adams..................          -                 -

Michael J. Gausling............          -                 -

Karl-Henry Bergkvist...........          -                 -

All current directors and
  executive officers as a
  group (14 persons) (3) ......      198,940          33,518         13.89%
___________________________

(1) The percentage for each individual, entity or group is based on the aggregate number of shares outstanding as of May 30, 1995 (1,640,353) and all shares issuable upon the exercise of outstanding stock options held by each individual or group that are presently exercisable or exercisable within 60 days after May 30, 1995. Percentages of less than one percent are not shown.

(2)   This information is presented in reliance on information disclosed in a
      Schedule 13D filed with the Securities and Exchange Commission on April 25, 1994. Mr. John W. Adams, President of Smith Management Company and a director of the Company, is an officer of the general partner of Woodstead Associates, L.P..

(3) Includes 29,378 shares held by members of Mr. Bradt's immediate family. Mr. Bradt disclaims beneficial ownership of such shares.

                              ELECTION OF DIRECTORS

  At the meeting, five nominees will stand for election as directors of the Company to hold office for a period of one year or until their successors have been elected and qualify. Karl-Henry Bergkvist, a director of the Company since 1978, is retiring from the Board at the Company's Annual Meeting of Stockholders. Michael J. Gausling has been nominated to take Mr. Bergkvist's place on the Board of Directors.

  If the enclosed proxy is duly executed and received in time for the meeting, it is the intention of the persons named therein to vote the shares represented thereby for the five persons nominated for election as directors unless authority is withheld.

  If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors. Management has no knowledge that any of the nominees will refuse or be unable to serve.

  Information concerning the nominees for election as directors is set forth below:

Name, Other Positions or Offices
with the Company and Principal                   Director
Occupation for Past Five Years                    Since        Age
John W. Adams....................                 1994         51
President of Smith Management
Company, a private investment
firm(1).

L. Jack Bradt....................                 1958         67
Northampton County Health and
Human Services Director,
Entrepreneur-in-Residence at
Lehigh University, and founder,
former CEO and Chairman of the
Board of the Company.

Edward J. Fahey..................                 1992         66
Chairman of the Board of the
Company, former Vice President
of Engineered Systems Company
(1989-1993), manufacturers of
aircraft arresting systems and
mid-air recovery equipment.

Michael J. Gausling..............                 N/A          37
President, Chief Executive
Officer, and founder of SolarCare
Technologies Corporation, an
emerging growth manufacturer of
clinical diagnostic products.

Leonard S. Yurkovic..............                 1983         57
President and Chief Executive
Officer of the Company.
_____________________________

(1) Mr. Adams is director of Regency Health Services, Inc., a national chain of nursing homes; Servico, Inc., a nationwide owner and manager of hotels; and Harvard Industries, Inc., a manufacturer of automobile parts.

ADDITIONAL INFORMATION CONCERNING CERTAIN DIRECTORS AND COMMITTEES

  There are two standing committees of the Board of Directors: the Audit Committee and the Compensation Committee.

  The Audit Committee reviews and discusses with the Company's external auditors the scope of their annual audit and related fees as well as any other services provided by them. It reviews with the auditors the results of the audit and the year-end financial statements and recommends to the Board of Directors matters related to the selection and engagement of the independent auditors. The members of the Audit Committee during fiscal year 1995 were Mr. Bradt, Chairman, and Messrs. Bergkvist, Fahey (until his election as Chairman of the Board), and Mr. Adams, the latter having been elected to the Board of Directors during fiscal year 1995.

  The Compensation Committee reviews and recommends to the Board of Directors matters with respect to the remuneration arrangements for officers and directors of the Company including salaries and other direct compensation and stock option awards. Mr. Fahey, elected as Chairman of the Board of Directors during fiscal year 1995, was succeeded by Mr. Adams as Chairman of the Compensation Committee. The other members of the Compensation Committee during fiscal year 1995 were Messrs. Bergkvist and Bradt.

  There was one meeting of the Audit Committee and one meeting of the Compensation Committee during the recently ended fiscal year. The Board of Directors met nine times during the year. Each director attended all the meetings of the Board of Directors and committees of the Board of Directors on which he served.


                           COMPENSATION OF DIRECTORS

  Directors who are employees of the Company receive no additional remuneration for their services as directors. The Chairman of the Board of Directors and other non-employee directors receive an annual retainer of $12,000 and $6,000, respectively; a fee of $1,200 for each Board meeting attended; and effective October 6, 1994 a fee of $200 for each Board meeting held by telephone conference. Members of the Special Committee, which was dissolved during fiscal 1995, received fees of $600 per day for all activities undertaken in that capacity. There are no additional directors' fees paid for serving on the Audit and Compensation Committees of the Board of Directors. Directors are also reimbursed for their customary and usual expenses incurred in attending Board and Committee Meetings including those for travel, food, and lodging.

  The Company permits its directors, at their election, to defer receipt of payment of directors' fees. During fiscal 1995, $43,500 of directors' fees was deferred. Deferred directors' fees accrue interest at the prime rate of interest charged by the Company's principal bank.

                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

  The Securities and Exchange Commission has promulgated regulations requiring Proxy Statements to contain more detailed and uniform reporting of executive compensation and an explanation of the philosophy and methods used in determining executive compensation.

Compensation Philosophy and Practices

  It is the Company's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance and individual contribution to the business.

  The Compensation Committee of the Company, whose members are identified above, reviews and recommends compensation for the Company's executive officers to the Board of Directors. A significant part of executive officers' compensation is dependent upon the Company's annual financial performance and return on equity.

  There are four basic elements to executive officer compensation: salary, bonus, auto allowance, and stock options granted at market value vesting over a period of time, typically four years. The stock option program rewards executive officers for successful long-term strategic management and enhancement of shareholder value by providing an opportunity to acquire equity ownership in the Company stressing both annual and long-term performance and supporting a performance-oriented environment which allows the Company to attract and retain qualified management personnel.

  Salaries for executive officers are determined with reference to a position rate for each officer. The position rates are determined annually by evaluating the responsibilities of the position and taking into consideration, among other things, salaries paid to other executives in comparable positions in comparably-sized companies, levels of experience, and job responsibilities. The Compensation Committee determines adjustments to executive officer salary based on the recommendation of the Chief Executive Officer. The salary adjustment recommendations are based on performance criteria such as financial performance, strategic decisions, personnel development, and individual performance.

  The Compensation Committee awards bonuses to the Company's executive officers and key employees pursuant to an existing Management Incentive Plan. The bonus amounts and employees who will receive bonuses vary from year to year. The bonus pool is calculated based on a formula tied principally to the Company's profitability and return on equity. The pool is allocated by the Compensation Committee, on the recommendation of the Chief Executive Officer, among the executive officers and key employees, based on a series of factors, including financial objectives, other business objectives, and assessment of personal contribution.

 The Compensation Committee may grant stock options each year to executive officers and key employees based on a variety of factors, including the financial performance of the Company and an assessment of personal contribution. The options are granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant, vest over a period of four years, and expire after five years. The options provide value to the recipients as the price of the Company's stock appreciates from the date when the options were granted. Historically, stock options have been granted based on position rate. The size of previous option grants held by an executive officer are considered in determining annual award levels. The target is to provide executive officers with equity ownership in the Company.

CEO Compensation

  The Company's most highly compensated officer was Leonard S. Yurkovic, President and CEO. Mr. Yurkovic's performance was reviewed by the Compensation Committee and discussed with the Board of Directors and Mr. Yurkovic. The Compensation Committee did not increase the Chief Executive Officer's salary for fiscal 1995 because the Company's fiscal 1994 return on equity and earnings from operations before income taxes were below management's goals. However, the Compensation Committee granted 5,000 stock options pertaining to the Company's Incentive Stock Option Plan to Mr. Yurkovic as an incentive to promote long-term performance. The Compensation Committee did not grant any bonuses pertaining to the Management
Incentive Plan for the fiscal year ended February 26, 1995.

  No officer or director of the Company has an employment contract with the Company.

Conclusion

  The Company's executive compensation program is designed to link the performance of management to accomplishing both short and long-term earnings goals and building shareholder value. The individual elements are understandable and together provide compensation that is well suited for a Company of our size. The management team understands the linkage of operating performance and their own compensation.

  The foregoing constitutes the report of the Compensation Committee of the Board of Directors for the Company's fiscal year ended February 26, 1995.

        COMPENSATION COMMITTEE
           John W. Adams, Chairman
           Karl-Henry Bergkvist
           L. Jack Bradt


Compensation

  Set forth below is certain information relating to compensation received by the Company's Chief Executive Officer (the "Named Executive Officer") whose total annual salary and bonus for the fiscal year ended February 26, 1995 exceeded $100,000. No other officer of the Company received in excess of $100,000 in total annual salary and bonus for fiscal 1995.

                           SUMMARY COMPENSATION TABLE
                                                            Long-
                                                            Term
                                   Annual Compensation      Comp.
                                              Other Annual  Stock   All Other
                     Fiscal   Salary   Bonus  Compensation Options Compensation
Name and Position     Year    ($)(1)    ($)      ($)(2)    (#)(3)     ($)(4)
Leonard S. Yurkovic   1995   $150,000  $ -0-     $4,200     5,000     $5,538
President and Chief   1994    148,687    -0-      4,200      -0-       5,692
Executive Officer     1993    138,778    -0-      4,200     3,700      6,756
___________________

(1) This column includes employee pre-tax contributions by Mr. Yurkovic to the Company's 401(k) Retirement Savings Plan.
(2) This column consists of an auto allowance of $350 per month for the business usage of his automobile.
(3) Options become exercisable in increments of 25% on the anniversary date of the grant. Thus at the end of four years the options are fully exercisable. Currently, all options have a term of five years. All stock option figures have been adjusted to reflect stock dividends.
(4) This column includes the amounts expensed for financial reporting purposes for Company contributions to the Company's 401(k) Retirement Savings Plan pertaining to basic, matching, and profit sharing contributions.

Stock Options Granted to Named Executive Officer During Last Fiscal Year

  The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Named Executive Officer during fiscal 1995.

OPTION GRANTS IN FISCAL YEAR ENDED FEBRUARY 26, 1995
                                                                  Potential
                                                                   Realizable
                              % of Total                        Value at Assumed
                               Options                           Annual Rates
                              Granted to                         of Stock Price
                     Options  Employees   Exercise              Appreciation for
                     Granted  in Fiscal    Price    Expiration  Option Term(2)
Name and Position     (#)(1)     Year      ($/sh)      Date     5%($)     10%($)
Leonard S. Yurkovic   5,000     27.4%      $12.00     5/11/99  16,577     36,631
President and Chief
Executive Officer
______________________________________________________________________________

(1) Options vest in one-quarter increments over the four year period following the date of grant, with the first one-quarter of such options vesting on May 11, 1995.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of the term, assuming the specified rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions for termination of the option following termination of employment or vesting over a period of four years. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC and, therefore, are not intended to fore-cast possible future appreciation of the stock price.
____________________________________________________________

Stock Options Exercised During Fiscal Year 1995 and Held by Named Executive Officer as of February 26, 1995.

  The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were exercised and/or held by the Company's Named Executive Officer during fiscal 1995.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED FEBRUARY 26, 1995 AND FISCAL
YEAR END OPTION VALUES


                                                 Number of       Value Of
                                              Shares Covered    Unexercised
                         # of                 By Unexercised   In-The-Money
                        Shares                 Options at       Options at
                       Acquired               Feb. 26, 1995    Feb. 26, 1995
                         On        Value       Exercisable/    Exercisable/
Name and Position      Exercise   Realized    Unexercisable    Unexercisable
Leonard S. Yurkovic       -0-        -0-      6,525/7,950     $19,944/$4,325
President and Chief
Executive Officer

                            STOCK PERFORMANCE CHART

  The following graph illustrates the cumulative total stockholder return on the Company's (SIHS) Common Stock during the five fiscal years ended February 26, 1995 with comparison to the cumulative total return on the NASDAQ Stock Market - US Index and a Peer Group of SIHS (depicting Conveyor and Conveying Equipment Companies - SIC Code 3535). This comparison assumes $100 was invested on February 23, 1990 in the Company's Common Stock and in each of the foregoing indexes and assumes reinvestment of dividends.

                             2/23/90  3/1/91  2/28/92  2/26/93  2/25/94  2/24/95
SI Handling Systems, Inc.     100      133     337      237      382      272
Peer Group(1)                 100       74     106       70       59       48
NASDAQ Stock Market-US Index  100      103     160      170      199      203

(1) The Peer Group of Conveyor and Conveying Equipment Companies (SIC Code 3535) includes: Interlake Corp., Prab Robots, Inc., SI Handling Systems, Inc., and Transact International, Inc. The total returns of each member of the Peer
Group were determined in accordance with Securities and Exchange Commission regulations; i.e., weighted according to each such issuer's stock market capitalization. The Company included the same members of the Peer Group in constructing the stock performance chart as it did in the prior year, with the exception of Apogee Robotics, Inc. which is currently in Chapter 11 bankruptcy.

                             INDEPENDENT ACCOUNTANTS

  The Company's independent public accountants beginning in l968 and thereafter have been KPMG Peat Marwick LLP, and such firm is expected to be the Company's independent auditors for the current year. Representatives of that firm are expected to be present at the stockholders' meeting and available for questions and will be given an opportunity to make a statement if they so desire.

                           1996 STOCKHOLDER PROPOSALS

  Appropriate stockholder proposals which are intended to be presented at the l996 Annual Stockholders' Meeting must be received by the Company no later than February 12, l996, in order to be included in the l996 proxy materials.


                                  OTHER MATTERS

  The Company may pay brokers, nominees, fiduciaries, or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but directors, officers, and regular employees of the Company may also solicit in person, by telephone, telegraph, or telefax.

  As of the date of this Proxy Statement, management has no knowledge of any matters to be presented at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgement.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED FEBRUARY 26, 1995. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, 600 KUEBLER ROAD, EASTON, PENNSYLVANIA 18040.

                            SI HANDLING SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Edward J. Fahey and Ronald J. Semanick, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of SI Handling Systems, Inc., held of record by the undersigned on May 30, 1995, at the Annual Meeting of Stockholders to be held on July 18, 1995, at 11:00 A.M., E.D.T., or at any adjournment thereof.

  This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS. This proxy may be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof. The Board of Directors does not presently know of any other matters to be presented at the meeting.

  Please vote and sign on the other side. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.


                         (To be Signed on Reverse Side)


                                                          (SEE REVERSE SIDE)

Please mark your
vote as in this
example.


Election of         FOR    WITHHELD     NOMINEES: John W. Adams
Directors                                         L. Jack Bradt
                                                  Edward J. Fahey
                                                  Michael J. Gausling
                                                  Leonard S. Yurkovic
For, except vote withheld from
 the following nominee(s):
(INSTRUCTION: To withhold authority
to vote for any individual nominee,
print that nominee's name on the
line below.)


___________________________________






SIGNATURE(S)__________________________________DATE__________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.